China-Biotics, Inc. Receives NASDAQ Delisting Notification

SHANGHAI, June 23, 2011—China-Biotics, Inc. (“China-Biotics” or the “Company”) (NASDAQ: CHBT), a leading developer, manufacturer, and distributor of probiotics products in China, today announces that on June 20, 2011, the Company received a letter from the NASDAQ Listing Qualification staff (the “NASDAQ Letter”) asserting that, because the Company has not yet filed its Annual Report on Form 10-K for the fiscal year ended March 31, 2011, and based upon disclosures made by the Company in its recently filed Form 12b-25 and additional information provided to NASDAQ, the Company no longer complies with the NASDAQ Listing Rules for continued listing.  In addition, the NASDAQ Letter requested that the Company provide to NASDAQ a formal “plan of compliance” setting forth the steps that the Company proposes to take to regain compliance for continued listing of the Company’s common stock on the NASDAQ, as well as certain other information relevant to NASDAQ’s evaluation of the plan of compliance.

NASDAQ has established an expedited schedule for the Company to submit its plan of compliance and related information.  The Company’s response is due no later than July 5, 2011.

The Company will use its best efforts to submit a plan of compliance to NASDAQ, together with the other information requested, on or before July 5, 2011.  There can be no assurance that the Company will be able to meet this deadline or that the Company’s plan of compliance and other related information will sufficiently satisfy NASDAQ to avoid delisting.

About China-Biotics

China-Biotics, Inc. (“China-Biotics,” or the “Company”), a leading manufacturer of biotechnology products and supplements, engages in the research, development, marketing, and distribution of probiotics dietary supplements in China. Through its wholly owned subsidiary, Shanghai Shining Biotechnology Co., Ltd., the Company develops and produces its proprietary product portfolio, including live microbial nutritional supplements under the “Shining” brand.  Currently, the products are sold OTC through large distributors to pharmacies and supermarkets in Shanghai, Jiangsu, and Zhejiang provinces.  In February 2010, China-Biotics began its commercial production in China’s largest probiotics production facility to meet growing demand in China. For more information, please visit http://www.chn-biotics.com.

Safe Harbor Statement

The information in this release contains forward-looking statements that involve risks and uncertainties, including statements regarding the Company’s capital needs, business strategy, and expectations. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements, which may be identified by terminology such as “may,” “should,” “will,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “forecast,” “project,” or “continue,” the negative of such terms or other comparable terminology. Readers should not rely on forward-looking statements as predictions of future events or results. Any or all of the Company’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions, risks and uncertainties and other factors, which could cause actual events or results to be materially different from those expressed or implied in the forward-looking statements. In evaluating these statements, readers should consider various factors, including the risks described in “Item 1A. Risk Factors” beginning on page 17 and elsewhere in the Company’s 2010 Annual Report on Form 10-K. These factors may cause the Company’s actual results to differ materially from any forward-looking statement. In addition, new factors emerge from time to time, and it is not possible for the Company to predict all factors that may cause actual results to differ materially from those contained in any forward-looking statements. The Company disclaims any obligation to publicly update any forward-looking statements to reflect events or circumstances after the date of this document, except as required by applicable law.

Contact:

China-Biotics, Inc.
Email: ir@chn-biotics.com

Kevin Theiss
Grayling
Phone: +1-646-284-9409
Email: kevin.theiss@grayling.com